KPMG Peat Markwick LLP

One Jericho Plaza   Telphone 516 822 9100   Telefax 516 822 4575
Jericho, NY  11753



                  Independent Auditors' Consent

The Shareholders and the Board of Directors of GreenPoint Financial Corp.

We consent to incorporation by reference in the registration statement on Form S-8 of GreenPoint Financial Corp. (relating to the GreenPoint Bank 401 (k) Savings Plan) of our report dated January 19, 1996, relating to the consolidated statements of financial condition of GreenPoint Financial Corp. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994, the six months ended December 31, 1993, and the year ended June 30, 1993, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of GreenPoint Financial Corp. Our report included an explanatory paragraph that described the adoption of new account principles as discussed in the notes to those statements.


                             /s/ KPMG PEAT MARWICK LLP

                                 KPMG PEAT MARWICK LLP

Jericho, New York
June 21, 1996












LOGO Member Firm of
     Klynveld Peat Marwick Goerdeler





00995003.AD6